    FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP
ANNOUNCES SECOND QUARTER EARNINGS

July 25, 2011-Honesdale, PA

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market-NWFL) and its subsidiary, Wayne Bank announced earnings for the three months ended June 30, 2011 of $1,484,000.  This represents a decrease of $334,000 from the $1,818,000 earned in the similar period of 2010.  Included in the second quarter earnings were approximately $500,000 of expenses related to the acquisition of North Penn Bancorp, Inc.  Earnings per share (fully diluted) were $.50 in the 2011 period, decreasing from the $.66 earned in the similar period of 2010 due to the acquisition costs.  Annualized return on average assets for the three months ended June 30, 2011 was 1.00% with an annualized return on average equity of 7.88%.  Net income for the six months ended June 30, 2011 totaled $3,144,000, which is $471,000 lower than the same six month period of last year.  For the year, merger related costs approximate $755,000 which negatively impacted net income.  Earnings per share (fully diluted) for the six months ended June 30, 2011 and 2010 totaled $1.10 and $1.31 per share, respectively.
Total assets as of June 30, 2011 were $703.8 million with loans receivable of $464.6 million, deposits of $538.3 million and stockholders’ equity of $84.6 million.  Total assets increased $157.2 million, during the twelve months ended June 30, 2011 due primarily to balances acquired in the North Penn transaction.

Loans receivable increased $110.7 million since June 30, 2010 due to the addition of the North Penn portfolio.  The commercial loan portfolio, principally real estate related, increased $79.3 million, while installment loans increased $3.9 million.  Residential mortgage loans increased $24.5 million also due to the addition of balances from North Penn.  The Company also sold $6.5 million of fixed-rate residential mortgages, principally with 30 year terms, for purposes of interest rate risk management.
Non-performing assets, which include non-performing loans and foreclosed assets, totaled $10.6 million and represented 1.50% of total assets as of June 30, 2011 compared to $4.8 million and .90% of assets as of December 31, 2010 and $4.1 million, or .76% of total assets, as of June 30, 2010.  Included in the June 30, 2011 balances are $2.8 million of non-performing assets acquired from North Penn.  Net charge-offs were $943,000 for the quarter and totaled $1.0 million for the six months ended June 30, 2011 compared to $91,000 and $512,000, respectively, for the similar periods in 2010.  The increase in charge-offs during the second quarter is due primarily to one credit which has been carried in nonaccrual status.  Based on the increase in charge-offs, the Company determined that it was appropriate to provide $430,000 and $650,000 for potential future loan losses for the three and six month periods ended June 30, 2011, respectively, compared to $150,000 and $480,000, respectively, for the similar periods in 2010.  The allowance for loan losses totaled $5,267,000 as of June 30, 2011.
For the three months ended June 30, 2011, net interest income, on a fully taxable equivalent basis (fte), totaled $5,593,000, an increase of $527,000 or 10.4% over the similar period in 2010.  The increase can be attributed to the benefits realized since closing on the North Penn transaction.  Net interest margin (fte) for the 2011 period was 3.98% increasing from 3.96%

for the similar period in 2010 due to a decrease of 37 basis points in the cost of funds which more than offset the 26 basis point decrease in the yield on interest earning assets.  Yields on loans in excess of the cost of deposits acquired from North Penn contributed to the improved margin.  Net interest income (fte) for the six months ended June 30, 2011 totaled $10,643,000, which was a $374,000, or 3.6% increase, over the similar period in 2010.  The net interest margin (fte) was 3.98% in the 2011 period and 4.05% during the first six months of 2010.
Other income for the three months ended June 30, 2011 totaled $993,000 compared to $1,016,000 for the similar period in 2010.  The decrease was due to an $84,000 reduction in gains on the sales of loans and investment securities.  Service charges improved $22,000 in comparison to the second quarter of last year.  For the six months ended June 30, 2011, other income totaled $2,201,000 compared to $2,018,000 in the 2010 period.  The 2011 period includes $241,000 of gains on the sale of $6.5 million of residential mortgage loans compared to $205,000 in similar gains on sales of $10.5 million of mortgage loans in the 2010 period.  Gains on the sales of investment securities totaled $224,000 on sales of $10.3 million for the 2011 period compared to $219,000 in similar gains in the 2010 period.  The proceeds from investment securities sales were reinvested to improve credit quality in the Company’s municipal bond portfolio.
Other expenses totaled $3,936,000 for the three months ended June 30, 2011, an increase of $760,000 from the $3,176,000 reported in the similar period of 2010.  The increase was principally related to the $488,000 of merger related costs incurred as a result of the North Penn transaction which are included in salaries and benefits, professional fees and other expenses.  For the six months ended June 30, 2011, other expenses totaled $7,470,000 compared to $6,336,000 for the similar period in 2010, an increase of $1.1 million due primarily to $755,000 of merger related expenses.
Mr. Critelli commented, “Even though our earnings are down from last year due to the expenses of the North Penn acquisition, we are pleased that the merger costs are in line with our pre-merger analysis. Our core earnings will benefit in the future from the acquisition, our net interest margin remains close to 4.00% and our capital levels are well above the regulatory “Well Capitalized” levels.  We remain aware that the slow down in the economy, high unemployment and the soft real estate market will continue to impact our customers for the foreseeable future.  However, we are optimistic that the opportunities available to us within the markets we serve, including our new market in Lackawanna County, will enable us to maintain our status as one of the area’s premier financial institutions.  We believe that we are well positioned to take advantage of the opportunities available as the economy rebounds.”
Norwood Financial Corp., through its subsidiary Wayne Bank, operates sixteen offices in Wayne, Pike, Monroe and Lackawanna Counties, Pennsylvania.  The Company’s stock is traded on the Nasdaq Global Market, under the symbol, “NWFL”.
Forward-Looking Statements.
The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the acquisition of North Penn Bancorp, the ability to control costs and expenses, demand for real estate and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Measures
This release references tax-equivalent interest income and net interest income, which are non-GAAP financial measures.  Tax-equivalent interest income and net interest income are derived from GAAP interest income and net interest income using an assumed tax rate of 34%.  We believe the presentation of interest income and net interest income on a tax–equivalent basis ensures comparability of interest income and net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

The following reconciles net interest income to net interest income on a fully taxable equivalent basis:
	Three months ended June 30		Six months ended June 30
(dollars in thousands)	2011	2010	2011	2010

Net Interest Income	$5,318	$4,833	$10,099	$9,829
Taxable equivalent basis adjustment using 34% marginal tax rate	275	233	544	439
Net interest income on a fully taxable equivalent basis	$5,593	$5,066	$10,643	$10,269

Contact: William S. Lance
               Senior Vice President &
               Chief Financial Officer
       NORWOOD FINANCIAL CORP
               570-253-8505
               www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)
	June 30
	2011	2010
ASSETS
Cash and due from banks	$9,269	$6,168
Interest-bearing deposits with banks	34,213	25,374
Federal funds sold	1,729	3,000
Cash and cash equivalents	45,211	34,542

Securities available for sale	152,275	141,245
Securities held to maturity, fair value 2011: $178 and 2010: $179	170	169
Loans receivable (net of unearned Income)	464,646	353,933
Less: Allowance for loan losses	5,267	5,421
Net loans receivable	459,379	348,512
Investment in FHLB Stock, at cost	3,981	3,538
Bank premises and equipment, net	7,672	5,061
Bank owned life insurance	11,648	8,074
Foreclosed real estate owned	1,755	382
Accrued interest receivable	2,539	2,113
Goodwill and other intangibles	10,364	39
Other assets	8,801	2,905
TOTAL ASSETS	$703,795	$546,580

LIABILITIES
Deposits:
Non-interest bearing demand	$73,718	$63,408
Interest-bearing	464,571	344,355
Total deposits	538,289	407,763
Short-term borrowings	32,181	24,378
Other borrowings	42,761	43,000
Accrued interest payable	1,473	1,617
Other liabilities	4,456	3,056
TOTAL LIABILITIES	619,160	479,814

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2011: 3,371,866 shares, 2010: 2,840,872 shares	337	284
Surplus	24,603	9,777
Retained earnings	60,036	56,526
Treasury stock, at cost: 2011: 79,500 shares, 2010: 80,977 shares	(2,404)	(2,467)
Accumulated other comprehensive income	2,063	2,646
TOTAL STOCKHOLDERS' EQUITY	84,635	66,766

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$703,795	$546,580

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended June 30		YTD as of June 30
	2011	2010	2011	2010
INTEREST INCOME
Loans receivable, including fees	$5,468	$5,218	$10,396	$10,628
Securities	1,135	1,141	2,225	2,362
Other	16	18	24	29
Total Interest income	6,619	6,377	12,645	13,019

INTEREST EXPENSE
Deposits	932	1,102	1,817	2,301
Short-term borrowings	27	27	51	61
Other borrowings	342	416	678	828
Total Interest expense	1,301	1,545	2,546	3,190
NET INTEREST INCOME	5,318	4,832	10,099	9,829
PROVISION FOR LOAN LOSSES	430	150	650	480
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,888	4,682	9,449	9,349

OTHER INCOME
Service charges and fees	592	570	1,141	1,093
Income from fiduciary activities	105	93	218	179
Net realized gains on sales of securities	12	64	224	219
Gains on sale of loans and servicing rights	98	130	241	205
Earnings and proceeds on life insurance policies	106	96	200	198
Other	80	63	177	124
Total other income	993	1,016	2,201	2,018

OTHER EXPENSES
Salaries and employee benefits	1,882	1,572	3,583	3,187
Occupancy, furniture and equipment	408	408	806	802
Data processing related	187	216	402	412
Taxes, other than income	143	150	272	297
Professional Fees	429	138	830	277
FDIC Insurance assessment	95	118	215	236
Foreclosed real estate owned	17	13	36	29
Other	775	561	1,326	1,096
Total other expenses	3,936	3,176	7,470	6,336

INCOME BEFORE TAX	1,945	2,522	4,180	5,031
INCOME TAX EXPENSE	461	704	1,036	1,416
NET INCOME	$1,484	$1,818	$3,144	$3,615

Basic earnings per share	$0.50	$0.66	$1.10	$1.31

Diluted earnings per share	$0.50	$0.66	$1.10	$1.31

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended June 30	2011	2010

Net interest income	$5,318	$4,832
Net income	1,484	1,818

Net interest spread (fully taxable equivalent)	3.75%	3.64%
Net interest margin (fully taxable equivalent)	3.98%	3.96%
Return on average assets	1.00%	1.36%
Return on average equity	7.88%	11.03%
Basic earnings per share	$0.50	$0.66
Diluted earnings per share	0.50	0.66

For the Year Ended June 30

Net interest income	$10,099	$9,829
Net income	3,144	3,615

Net interest spread (fully taxable equivalent)	3.72%	3.72%
Net interest margin (fully taxable equivalent)	3.98%	4.05%
Return on average assets	1.12%	1.37%
Return on average equity	8.85%	11.06%
Basic earnings per share	$1.10	$1.31
Diluted earnings per share	1.10	1.31

As of June 30

Total Assets	$703,795	$546,580
Total loans receivable	464,646	353,933
Allowance for loan losses	5,267	5,421
Total deposits	538,289	407,763
Stockholders' equity	84,635	66,766
Trust Assets under management	115,540	99,137

Book value per share	$25.71	$24.16
Equity to total assets	12.03%	12.22%
Allowance to total loans receivable	1.13%	1.53%
Nonperforming loans to total loans	1.90%	1.06%
Nonperforming assets to total assets	1.50%	0.76%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	June 30	March 31	Dec 31	Sept 30	June 30
	2011	2011	2010	2010	2010
ASSETS
Cash and due from banks	$9,269	$5,670	$5,782	$9,057	$6,168
Interest-bearing deposits with banks	34,213	13,864	7,843	7,696	25,374
Federal funds sold	1,729	0	3,000	3,000	3,000
Cash and cash equivalents	45,211	19,534	16,625	19,753	34,542

Securities available for sale	152,275	143,104	145,815	139,308	141,245
Securities held to maturity	170	170	170	169	169
Loans receivable (net of unearned Income)	464,646	350,128	356,855	358,354	353,933
Less: Allowance for loan losses	5,267	5,780	5,616	5,513	5,421
Net loans receivable	459,379	344,348	351,239	352,841	348,512
Investment in FHLB stock	3,981	3,193	3,361	3,538	3,538
Bank premises and equipment, net	7,672	4,798	4,904	5,012	5,061
Foreclosed real estate owned	1,755	948	748	748	382
Other assets	33,352	14,831	14,143	13,188	13,131
TOTAL ASSETS	$703,795	$530,926	$537,005	$534,557	$546,580

LIABILITIES
Deposits:
Non-interest bearing demand	$73,718	$62,736	$62,238	$66,331	$63,408
Interest-bearing deposits	464,571	334,384	331,627	332,321	344,355
Total deposits	538,289	397,120	393,865	398,652	407,763
Other borrowings	74,942	60,465	71,309	62,530	67,378
Other liabilities	5,929	4,766	4,133	4,932	4,673
TOTAL LIABILITIES	619,160	462,351	469,307	466,114	479,814

STOCKHOLDERS' EQUITY	84,635	68,575	67,698	68,443	66,766

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$703,795	$530,926	$537,005	$534,557	$546,580

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	30-Jun	31-Mar	31-Dec	30-Sep	30-Jun
Three months ended	2011	2011	2010	2010	2010
INTEREST INCOME
Loans receivable, including fees	$5,468	$4,928	$5,207	$5,266	$5,218
Securities	1,135	1,090	1,052	1,115	1,141
Other	16	8	14	14	18
Total Interest income	6,619	6,026	6,273	6,395	6,377

INTEREST EXPENSE
Deposits	932	885	951	1,031	1,102
Borrowings	369	360	406	445	443
Total Interest expense	1,301	1,245	1,357	1,476	1,545
NET INTEREST INCOME	5,318	4,781	4,916	4,919	4,832
PROVISION FOR LOAN LOSSES	430	220	270	250	150
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	4,888	4,561	4,646	4,669	4,682

OTHER INCOME
Service charges and fees	592	549	551	587	570
Income from fiduciary activities	105	113	105	121	93
Net realized gains (losses) on sales of securities	12	212	68	161	64
Gains on sale of loans and servicing rights	98	143	99	3	130
Earnings and proceeds on life insurance	106	94	97	96	96
Other	80	97	91	67	63
Total other income	993	1,208	1,011	1,035	1,016

OTHER EXPENSES
Salaries and employee benefits	1,882	1,701	1,663	1,657	1,572
Occupancy, furniture and equipment , net	408	398	370	388	408
Foreclosed real estate owned	17	19	9	3	13
FDIC insurance assessment	95	120	117	121	118
Other	1,534	1,296	1,146	943	1,065
Total other expenses	3,936	3,534	3,305	3,112	3,176

INCOME BEFORE TAX	1,945	2,235	2,352	2,592	2,522
INCOME TAX EXPENSE	461	575	544	702	704
NET INCOME	$1,484	$1,660	$1,808	$1,890	$1,818

Basic earnings per share	$0.50	$0.60	$0.65	$0.68	$0.66

Diluted earnings per share	$0.50	$0.60	$0.65	$0.68	$0.66

Book Value per share	$25.71	$24.16	$24.45	$24.79	$24.16

Return on average equity	7.88%	9.76%	10.38%	10.98%	11.03%
Return on average assets	1.00%	1.27%	1.33%	1.39%	1.36%

Net interest spread (fte)	3.75%	3.70%	3.74%	3.71%	3.64%
Net interest margin (fte)	3.98%	3.98%	4.04%	4.03%	3.96%

Allowance for loan losses to total loans	1.13%	1.65%	1.57%	1.54%	1.53%
Net charge-offs to average loans (annualized)	1.02%	0.06%	0.19%	0.18%	0.10%
Nonperforming loans to total loans	1.90%	2.11%	1.14%	1.02%	1.06%
Nonperforming assets to total assets	1.50%	1.57%	0.90%	0.82%	0.76%